Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports Third Quarter 2016 Results

Singapore – August 3, 2016 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its third fiscal quarter ended July 2, 2016.

Quarterly Results
	Fiscal Q3 2016	Change vs. Fiscal Q3 2015	Change vs. Fiscal Q2 2016
Net Revenue	$216.4 million	up 31.5%	up 38.4%
Gross Profit	$100.0 million	up 29.0%	up 43.6%
Gross Margin	46.2%	down 90 bps	up 170 bps
Income from Operations	$38.6 million	up 140.1%	up 229.8%
Operating Margin	17.8%	up 800 bps	up 1,030 bps
Net Income	$31.8 million	up 26.9%	up 524.6%
Net Margin	14.7%	down 50 bps	up 1,140 bps
EPS – Diluted	$0.45	up 36.4%	up 542.9%

Jonathan Chou, Kulicke & Soffa's Interim Chief Executive Officer, Chief Financial Officer, stated, “The strong June quarter's results marked the second steep sequential increase in our business driven by meaningful ramps within our ball and wedge bonding businesses and continued strength within our advanced packaging offerings."

The Company also continues to gain traction with its new APAMA offerings, which support the next generation of advanced packaging technology. To date K&S has received three purchase orders for its APAMA advanced packaging solutions; during its third fiscal quarter the Company has recognized revenue for its second order.

Third Quarter Fiscal 2016 Key Product Trends

•	Ball bonder equipment net revenue increased 64.2% over the March quarter.

•	Wedge bonder equipment net revenue increased by 22.3% over the March quarter.

•	Advanced Packaging Mass Reflow equipment net revenue increased by 0.7% over the March quarter.

Third Quarter Fiscal 2016 Financial Highlights

•	Net revenue of $216.4 million.

•	Gross margin of 46.2%.

•	Net income of $31.8 million or $0.45 per share.

•	Cash and cash equivalents were $516.1 million as of July 2, 2016.

•	7.9 million shares had been repurchased since the stock repurchase program's August 2014 initiation, equivalent to 10.1% of weighted average shares outstanding at the program's inception.

Fourth Quarter Fiscal 2016 Outlook

The Company currently expects net revenue in the fourth fiscal quarter of 2016 ending October 1, 2016 to be approximately $135 million to $145 million.
Looking forward, Jonathan Chou commented, “While we generally experience strength into the fourth quarter, the cyclical fluctuations over the prior 12 months have shifted this normal seasonal pattern. Expectations on more robust semiconductor unit growth into calendar years 2017 and 2018, in addition to our product portfolio's close alignment with major industry trends as well as our growing base of advanced packaging features and solutions, provide us with cautious optimism as we look ahead."

Earnings Conference Call Details

A conference call to discuss these results will be held today, August 3, 2016, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through August 10, 2016 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13641129. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, advanced SMT, wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com) The content of our website is not incorporated by reference herein.

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, replacement demand, our research and development efforts, our ability to control costs, and our ability to identify and realize new growth opportunities within segments, such as automotive and industrial as well as surrounding technology adoption such as system in package and advanced packaging techniques. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2015 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7500
P: +31-40-272-3016
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Nine months ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Net revenue	$216,414	$164,634	$481,348	$417,299
Cost of sales	116,374	87,063	261,240	216,424
Gross profit:	100,040	77,571	220,108	200,875
Operating expenses:
Selling, general and administrative	36,776	33,151	94,928	90,140
Research and development	22,960	25,380	69,593	68,133
Amortization of intangible assets	1,665	2,946	4,996	7,032
Restructuring	17	8	1,965	(33)
Total operating expenses	61,418	61,485	171,482	165,272
Income from operations:	38,622	16,086	48,626	35,603
Other income (expense):
Interest income	972	469	2,295	1,184
Interest expense	(290)	(291)	(839)	(910)
Income from operations before income taxes	39,304	16,264	50,082	35,877
Income tax expense / (benefit)	7,519	(8,775)	13,299	(4,935)
Net income	$31,785	$25,039	$36,783	$40,812

Net income per share:
Basic	0.45	0.33	0.52	0.53
Diluted	0.45	0.33	0.52	0.53

Weighted average shares outstanding:
Basic	70,379	75,420	70,502	76,376
Diluted	70,843	75,891	70,802	76,778

	Three months ended		Nine months ended
Supplemental financial data:	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Depreciation and amortization	$4,019	$5,415	$12,221	$13,978
Capital expenditures	1,480	2,265	4,396	5,709
Equity-based compensation expense:
Cost of sales	98	88	323	304
Selling, general and administrative	1,331	1,914	2,021	6,389
Research and development	472	518	1,592	1,843
Total equity-based compensation expense	$1,901	$2,520	$3,936	$8,536

	As of
	July 2, 2016	June 27, 2015
Backlog of orders [1]	$82,976	$75,101
Number of employees	2,743	2,827

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	July 2, 2016	October 3, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$516,128	$498,614
Accounts and other receivable, net of allowance for doubtful accounts of $488 and $621 respectively	171,809	108,596
Inventories, net	89,556	79,096
Prepaid expenses and other current assets	17,830	16,937
Deferred income taxes	—	4,126
TOTAL CURRENT ASSETS	795,323	707,369

Property, plant and equipment, net	50,195	53,234
Goodwill	81,272	81,272
Intangible assets	52,475	57,471
Other assets	7,442	5,120
TOTAL ASSETS	$986,707	$904,466

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$71,116	$25,521
Accrued expenses and other current liabilities	53,809	45,971
Income taxes payable	6,945	2,442
TOTAL CURRENT LIABILITIES	131,870	73,934

Financing obligation	17,084	16,483
Deferred income taxes	30,908	33,958
Other liabilities	11,173	10,842
TOTAL LIABILITIES	191,035	135,217

SHAREHOLDERS' EQUITY
Common stock, no par value	495,961	492,339
Treasury stock, at cost	(139,407)	(124,856)
Retained earnings	439,646	402,863
Accumulated other comprehensive loss	(528)	(1,097)
TOTAL SHAREHOLDERS' EQUITY	795,672	769,249

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$986,707	$904,466

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Net cash provided by / (used in) operating activities	$35,437	$(214)	$34,458	$48,346
Net cash used in investing activities, continuing operations	(1,847)	(362)	(3,639)	(90,919)
Net cash used in financing activities, continuing operations	(102)	(51,245)	(14,195)	(69,837)
Effect of exchange rate changes on cash and cash equivalents	647	600	890	354
Changes in cash and cash equivalents	34,135	(51,221)	17,514	(112,056)
Cash and cash equivalents, beginning of period	481,993	527,146	498,614	587,981
Cash and cash equivalents, end of period	$516,128	$475,925	$516,128	$475,925